SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 12, 1999



                           NEBRASKA BOOK COMPANY, INC.
             (Exact name of registrant as specified in its charter)



            KANSAS                      333-48221                47-0549819
(State or other jurisdiction of       (Commission             (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)



                             4700 SOUTH 19TH STREET
                             LINCOLN, NE 68501-0529
                    (Address of Principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)

    ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective November 12, 1999, Nebraska Book Company, Inc. (the "Company"), a wholly-owned subsidiary of NBC Acquisition Corp. ("NBC"), acquired certain assets and liabilities of Michigan College Book Company, Inc. and Ned's Berkeley Book Company, Inc. (collectively referred to as "Ned's Bookstores"), an independent college bookstore operation owned by Ned and Fred Shure and Jack Barenfanger with 11 retail bookstores located in Michigan and California. The gross purchase price, including the assumption of liabilities and a covenant not to compete, was approximately $10.8 million. The net purchase price, which reflects average net working capital, was approximately $10.2 million. The purchase price was determined based upon arms length negotiations between the Company and Ned's Bookstores. The Company will account for this acquisition under the purchase method of accounting.

        The acquisition of Ned's Bookstores was originally funded by available cash. Subsequent to November 12, 1999, a portion of the purchase price was funded through an approximately $4.6 million capital contribution from NBC. NBC raised the $4.6 million in proceeds from the issuance of 87,922 shares of its Class A Common Stock to certain shareholders, including HWH Capital Partners, L.P. and members of senior management.


    ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired (Pages 3-11)

               Audited Financial Statements of Michigan College Book Company, Inc. and Related Company:
                  Independent Auditors' Report
                  Combined Balance Sheet as of September 30, 1999
                  Combined  Statement  of  Operations  for the nine months ended
                      September 30, 1999
                  Combined  Statement of Stockholders Equity for the nine months ended September 30, 1999
                  Combined  Statement  of Cash Flows for the nine  months  ended
                      September 30, 1999
                  Notes to Combined Financial Statements

     (b)  Pro Forma Financial Information (Pages 12-20)

             Unaudited Pro Forma Combined Balance Sheet as of September 30, 1999 Notes to Unaudited Pro Forma Combined Balance Sheet
             Unaudited Pro Forma Combined Statement of Operations for the six months ended September 30, 1999 and year ended March 31, 1999
             Notes to Unaudited Pro Forma Combined Statement of Operations

     (c)  Exhibits

             2.1 Agreement of Sale, dated as of September 30, 1999 between and among Nebraska Book Company, Inc., Michigan College Book Company, Inc., Ned's Berkeley Book Company, Inc., Ned Shure, Fred Shure, and Jack Barenfanger*

--------------------------------------------------------------------------------
        * - Previously Filed

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Michigan College Book Company, Inc.
Ned's Berkeley Book Company, Inc.
Ypsilanti, Michigan

We have audited the accompanying combined balance sheet of Michigan College Book Company, Inc. and related company (the "Company") as of September 30, 1999, and the related combined statements of operations, stockholders equity, and cash flows for the nine months ended September 30, 1999. The combined financial statements include the accounts of Michigan College Book Company, Inc. and related company, Ned's Berkeley Book Company, Inc. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company as of September 30, 1999, and the combined results of their operations and their combined cash flows for the nine months ended September 30, 1999 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
October 29, 1999

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED BALANCE SHEET
SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $ 1,386,240
  Receivables, net (Note C)                                            996,681
  Inventories (Note E)                                               3,337,354
  Prepaid expenses                                                      32,311
                                                                   -----------
           Total current assets                                      5,752,586
                                                                   -----------

PROPERTY AND EQUIPMENT (Note F)                                      1,046,215
Less accumulated depreciation                                         (683,833)
                                                                   -----------
                                                                       362,382
                                                                   -----------

Other assets                                                            14,900
Long-term notes receivable, net (Note D)                             1,769,602
                                                                   -----------

                                                                   $ 7,899,470
                                                                   ===========

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $ 5,459,778
  Accrued expenses                                                     574,828
  Notes payable (Note G)                                               303,919
  Notes payable with related parties (Note D)                          544,999
                                                                   -----------
           Total current liabilities                                 6,883,524
                                                                   -----------

COMMITMENTS (Note I)

STOCKHOLDERS EQUITY (Note A):
  Common stock, voting, authorized 150,000 shares of                     6,000
    $1 par value; issued and outstanding 6,000 shares
  Additional paid-in capital                                            60,168
  Retained earnings                                                  1,393,111
                                                                   -----------
                                                                     1,459,279
  Less notes receivable from stockholders (Note D)                    (443,333)
                                                                   -----------
           Total stockholder's equity                                1,015,946
                                                                   -----------

                                                                   $ 7,899,470
                                                                   ===========

See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


REVENUES, net of returns                                           $17,494,169

COSTS OF SALES                                                      11,401,753
                                                                   -----------

Gross profit                                                         6,092,416
                                                                   -----------

OPERATING EXPENSES:
Selling, general and administrative                                  3,498,117
Depreciation                                                            38,240
                                                                   -----------

                                                                     3,536,357
                                                                   -----------

INCOME FROM OPERATIONS                                               2,556,059

OTHER EXPENSES (INCOME):
Interest expense                                                       137,419
Other income                                                            (6,941)
                                                                   -----------

                                                                       130,478
                                                                   -----------

NET INCOME                                                         $ 2,425,581
                                                                   ===========

See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED STATEMENT OF STOCKHOLDERS EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1999
---------------------------------------------------------------------------------------



                                                                    Notes
                                        Additional               Receivable
                                Common    Paid-in    Retained       From
                                 Stock    Capital    Earnings   Stockholders    Total

BALANCE, January 1, 1999       $ 6,000   $ 60,168  $   412,074  $ (540,000) $   (61,758)

  Payments on notes receivable     -          -            -        96,667       96,667
    from stockholders

  Distributions                    -          -     (1,444,544)        -     (1,444,544)

  Net income                       -          -      2,425,581         -      2,425,581
                               -------   --------  -----------  ----------  -----------

BALANCE, September 30, 1999    $ 6,000   $ 60,168  $ 1,393,111  $ (443,333) $ 1,015,946
                               =======   ========  ===========  ==========  ===========


See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

COMBINED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $ 2,425,581
  Adjustment to reconcile net income to net cash flows
  from operating activities:
    Depreciation                                                        38,240
    Changes in operating assets and liabilities:
      Receivables, net                                               1,760,142
      Inventories                                                    3,030,154
      Prepaid expenses                                                  12,410
      Accounts payable                                              (1,177,492)
      Accrued expenses                                                 151,916
                                                                   -----------
           Net cash flows from operating activities                  6,240,951
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (26,072)
                                                                   -----------
           Net cash flows from investing activities                    (26,072)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in long-term notes receivable                            (1,173,434)
  Proceeds from issuance of short-term debt                            599,319
  Principal payments on short-term debt                               (700,000)
  Net decrease in revolving credit facility                         (2,300,000)
  Payments on notes receivable with stockholders                        96,667
  Distributions to stockholders                                     (1,444,544)
                                                                   -----------
           Net cash flows from financing activities                 (4,921,992)
                                                                   -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            1,292,887

CASH AND CASH EQUIVALENTS, Beginning of year                            93,353
                                                                   -----------

CASH AND CASH EQUIVALENTS, End of year                             $ 1,386,240
                                                                   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
  Cash paid during the period for:
    Interest                                                       $   137,204
                                                                   ===========

    Income taxes                                                   $       -
                                                                   ===========


See notes to combined financial statements.

MICHIGAN COLLEGE BOOK COMPANY, INC. AND
  RELATED COMPANY

NOTES TO COMBINED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


A.  NATURE OF OPERATIONS

    BASIS OF  PRESENTATION  - The  combined  financial  statements  include  the accounts of Michigan College Book Company, Inc. and Ned's Berkley Book Company, Inc. (the "Company") which are under common ownership and management. All significant intercompany balances and transactions between the combined companies have been eliminated.

    NATURE OF OPERATIONS - The Company participates in the college bookstore industry mainly through retailing of new and used college textbooks. The Company also wholesales college textbooks and retails men's and women's casual wear.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of cash on hand and in the bank as well as short-term investments with maturities of three months or less when purchased.

    INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the retail inventory method on the first-in, first-out
    (FIFO) basis.

    PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is determined using a combination of the straight-line and accelerated methods. The majority of property and equipment have estimated useful lives of five to seven years, with the exception of certain leasehold improvements which are depreciated over the lesser of 39 years or the lease term.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value as of September 30, 1999, because of the relatively short maturity of these instruments.

    REVENUE RECOGNITION - The Company recognizes revenue from product sales at the time of sale.

    ADVERTISING COSTS - Advertising costs are expensed as incurred and were $136,051 for the period ended September 30, 1999.

    INCOME TAXES - The Company is organized as a Subchapter S Corporation for income tax purposes. Consequently, all income and related tax liabilities flow through to the stockholders. No provision or liability for federal income taxes has been recorded in the accompanying financial statements.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

    ACCOUNTING STANDARDS - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will be required to adopt this statement on January 1, 2001. The impact on the Company's financial position and results of operations has not been determined.

C.  RECEIVABLES

    Receivables are summarized as follows at September 30, 1999:


       Trade receivables                                            $  941,931
       Employee receivable                                              20,220
       Other                                                            48,621
                                                                     ---------
                                                                     1,010,772
           Less allowance for doubtful accounts                        (14,091)
                                                                     ---------

                                                                    $  996,681
                                                                     =========

D.  RELATED PARTIES

       Notes receivable from related parties, unsecured,
        interest of Prime plus one percent, 9.25% at
        September 30, 1999, terms of repayment undefined.           $1,400,000

       Notes receivable from related parties, unsecured,
        non-interest bearing, terms of repayment undefined.            360,627
                                                                     ---------

       Notes receivable - related parties                            1,760,627

       Notes receivable - other                                         36,985
                                                                     ---------

                                                                     1,797,612

        Less allowance for doubtful accounts                           (28,010)
                                                                     ---------

           Total long-term notes receivable                         $1,769,602
                                                                     =========

       Notes payable to related parties, unsecured, non-interest
        bearing, terms of repayment undefined.                      $  396,032

       Notes payable to stockholders, non-interest bearing,
        unsecured, terms of repayment undefined.                        98,967

       Notes payable to related parties, unsecured, interest
        of 12.25%, terms of repayment undefined.                        50,000
                                                                     ---------

           Total notes payable with related parties                 $  544,999
                                                                     =========

       Included in selling, general and administrative expenses is $16,200 of rent paid to certain owners of the Company under a verbal agreement to lease office and warehouse facilities.

       The following item has been classified as a reduction of stockholders equity at September 30, 1999:

           The Company has unsecured, non-interest bearing notes receivable from stockholders in the amount of $443,333 at September 30, 1999. There are no settlement terms for these notes receivable.

E.  INVENTORIES

    Inventories are summarized as follows at September 30, 1999:


       Wholesale                                                    $  173,451
       College bookstores                                            3,163,903
                                                                    ----------
                                                                    $3,337,354
                                                                    ==========

F.  PROPERTY AND EQUIPMENT

    A summary of the cost of property and equipment follows at September 30, 1999:

      Leasehold improvements                                        $  372,710
      Information systems                                              252,565
      Equipment                                                        222,736
      Automobiles and trucks                                            75,721
      Furniture and fixtures                                            53,843
      Construction in process                                           68,640
                                                                    ----------

                                                                    $1,046,215
                                                                    ==========

G.  NOTES PAYABLE

    Notes payable consist of amounts due to individuals bearing interest from 9% to 12% which have been extended verbally beyond their contractual maturities and are currently due on demand.

H.  LINE OF CREDIT

    The Company has a $2,500,000 revolving line of credit with a bank which accrues interest based on the prime rate (8.25% at September 30, 1999). The line of credit is collateralized by substantially all of the assets of the Company. The average borrowings under the line of credit for the period ended September 30, 1999 were approximately $1,600,000 at an average rate of 7.82%. The balance as of September 30, 1999 was $0.

I.  COMMITMENTS

    The Company leases bookstore facilities under noncancelable operating leases expiring at various dates through fiscal 2006. Certain lease payments are based on a percentage of sales, ranging from 3.0% to 8%. Aggregate minimum lease payments under these agreements for the years ending September 30, 1999 are as follows:

         2000                                                       $  594,257
         2001                                                          467,620
         2002                                                          315,188
         2003                                                          236,972
         2004                                                           79,019
         Thereafter                                                     69,073
                                                                    ----------

                                                                    $1,762,129
                                                                    ==========

    Total rent expense for the nine months ended September 30, 1999 was approximately $484,421. Percentage rent expense for the nine months ended September 30, 1999 was approximately $25,680.

J.  EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) profit sharing plan for employees who have completed six months of continuous service. The eligible employees may elect to contribute up to the maximum allowable in accordance with the applicable Internal Revenue Code Sections. The Company does not match the employees contribution.

K.  PENDING SALE OF COMPANY

    On August 9, 1999 the owners of the Company signed a letter of intent to sell certain assets of the Company. The assets to be sold include all inventory, property and equipment, real property, and leasehold interests for the retail and warehouse facilities. The anticipated closing date for the sale is November 10, 1999.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


        The unaudited pro forma combined balance sheet and statements of operations of the Company have been prepared to give effect to the acquisition of certain assets and liabilities of Ned's Bookstores and an approximately $4.6 million capital contribution from NBC to assist in financing the acquisition. The gross purchase price was approximately $10.8 million. At closing, the Company paid the former shareholders of Ned's Bookstores approximately $10.0 million, exclusive of liabilities assumed of $0.5 million, a $0.1 million payable for a covenant not to compete, and additional liabilities incurred of $0.2 million related to the acquisition. The Company acquired the inventory, prepaid expenses, and property and equipment of Ned's Bookstores. Liabilities were assumed for the amount of current assets acquired above $1.9 million.

        The unaudited pro forma combined balance sheet and statements of operations have been derived from, and should be read in conjunction with, the historical financial statements and related notes of the Company and Ned's Bookstores. The Company's historical statements of operations have been adjusted to reflect the pro forma effects of the June 4, 1999 acquisition of Triro, Inc. as presented in the Company's Current Report on Form 8-K/A (Amendment No. 2) and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 filed with the Securities and Exchange Commission on December 29, 1999 and November 15, 1999, respectively. The historical statement of operations for Ned's Bookstores presented in the unaudited pro forma combined statement of operations for the year ended March 31, 1999 reflects activity for Ned's Bookstores' fiscal year ended December 31, 1998. Revenues and net income for Ned's Bookstores for the three months ended March 31, 1999 were approximately $7.0 million and $1.1 million, respectively. The unaudited pro forma combined statements of operations assume that all such transactions occurred at the beginning of each period presented. The unaudited pro forma combined balance sheet assumes that the acquisition of Ned's Bookstores and capital contribution from NBC occurred as of September 30, 1999.

        The unaudited pro forma combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred at the beginning of each period presented, nor do they purport to indicate the results of future operations.

NEBRASKA BOOK COMPANY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 1999
---------------------------------------------------------------------------------------------------------------------------
                                                                Nebraska
                                                                   Book          Ned's       Pro Forma
                                                               Company, Inc.    Bookstores   Adjustments         Pro Forma
                                                              --------------  ------------- --------------    -------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                $  22,588,568   $  1,386,240   $ (1,386,240)(A)  $  22,588,568
                                                                                             (10,036,566)(C)
                                                                                               4,612,988 (F)
                                                                                               5,423,578 (F)

    Receivables                                                 33,134,286        996,681     (1,197,185)(D)     32,933,782
    Inventories                                                 53,341,309      3,337,354            -           56,678,663
    Deferred income tax benefit                                  1,491,693            -           57,487 (C)      1,549,180
    Prepaid expenses and other assets                              273,258         32,311            -              305,569
                                                             -------------   ------------   ------------      -------------
            Total current assets                               110,829,114      5,752,586     (2,525,938)       114,055,762

PROPERTY AND EQUIPMENT                                          34,242,974      1,046,215       (683,833)(B)     34,605,356
    Less accumulated depreciation                               (9,183,529)      (683,833)       683,833 (B)     (9,183,529)
                                                             -------------   ------------   ------------      -------------
                                                                25,059,445        362,382            -           25,421,827

GOODWILL AND OTHER INTANGIBLES, net of amortization             40,935,484            -        7,967,697 (C)     48,903,181

OTHER ASSETS                                                     4,064,919         14,900        (14,900)(A)      4,064,919

LONG-TERM NOTES RECEIVABLE                                             -        1,769,602     (1,769,602)(A)            -
                                                             -------------   ------------   ------------      -------------

                                                             $ 180,888,962   $  7,899,470   $  3,657,257      $ 192,445,689
                                                             =============   ============   ============      =============

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                         $  29,756,939   $  5,459,778   $ (4,039,617)(E)  $  31,177,100
    Accrued employee compensation and benefits                   3,926,125            -              -            3,926,125
    Accrued interest                                             1,345,438            -              -            1,345,438
    Accrued expenses                                               754,046        574,828       (574,828)(A)        754,046
    Income tax payable                                           3,249,301            -              -            3,249,301
    Deferred revenue                                               308,896            -              -              308,896
    Notes payable                                                      -          303,919       (303,919)(A)            -
    Notes payable with related parties                                 -          544,999       (544,999)(A)            -
    Current maturities of long-term debt                         3,674,093            -              -            3,674,093
    Current maturities of capital lease obligations                104,744            -              -              104,744
    Revolving credit facility                                          -              -        5,423,578 (F)      5,423,578
                                                             -------------   ------------   ------------      -------------
            Total current liabilities                           43,119,582      6,883,524        (39,785)        49,963,321

LONG-TERM DEBT, net of current maturities                      164,637,504            -                         164,637,504

CAPITAL LEASE OBLIGATIONS, net of current maturities               164,338            -              -              164,338

OTHER LONG-TERM LIABILITIES                                        212,239            -          100,000 (K)        312,239

DUE TO PARENT                                                    3,379,893            -              -            3,379,893

STOCKHOLDER'S EQUITY (DEFICIT):
    Common stock, authorized 50,000 shares of $1.00 par value;                                       -
       issued and outstanding 100 shares                               100          6,000         (6,000)(G)            100
    Additional paid-in capital                                  41,257,722         60,168      4,552,820 (H)     45,870,710
    Notes receivable from stockholders                                 -         (443,333)       443,333 (I)            -
    Retained earnings (deficit)                                (71,882,416)     1,393,111     (1,393,111)(J)    (71,882,416)
                                                             -------------   ------------   ------------      -------------
            Total stockholder's equity (deficit)               (30,624,594)     1,015,946      3,597,042        (26,011,606)
                                                             -------------   ------------   ------------      -------------

                                                             $ 180,888,962   $  7,899,470   $  3,657,257      $ 192,445,689
                                                             =============   ============   ============      =============



See notes to unaudited pro forma combined balance sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


(A) Allocation of the purchase price is based on the fair value of the assets and liabilities acquired. The Company acquired the inventory, prepaid expenses, and property and equipment of Ned's Bookstores. Liabilities were assumed for the amount of current assets acquired in excess of $1.9 million. The adjustment to eliminate the assets and liabilities that were not acquired from the Ned's Bookstores shareholders is as follows:

          Ned's Bookstores assets not acquired:
            Cash                                    $ (1,386,240)
            Receivables (see note D)                    (996,681)
            Long-term notes receivable                (1,769,602)
            Other assets                                 (14,900)
                                                    -------------
                Total assets                          (4,167,423)
                                                    -------------


          Ned's Bookstores liabilities not acquired:
             Accounts payable, net of working
                 capital adjustment (see note E)      (3,990,113)
             Accrued expenses                           (574,828)
             Notes payable                              (303,919)
             Related party notes payable                (544,999)
                                                    -------------
                 Total liabilities                    (5,413,859)
                                                    -------------

          Net liabilities not acquired              $  1,246,436
                                                    ============


(B) Adjustment to record the basis in Ned's Bookstores' property and equipment net of accumulated depreciation.

         Ned's Bookstores accumulated depreciation         $ 683,833
                                                           =========


(C) Adjustment to the net assets of Ned's Bookstores to reflect fair values under purchase accounting and record the purchase price of Ned's
     Bookstores. In addition to the net assets of Ned's Bookstores, an adjustment was also recorded to establish a deferred tax asset related to inventory. Ned's Bookstores was organized as a Subchapter S Corporation for income tax purposes, therefore no deferred tax items were included in its balance sheet as of September 30, 1999.

          Purchase price of Ned's Bookstores                                          $ 10,036,566
            Ned's Bookstores net assets at September 30, 1999             $ 1,015,946
            Net liabilities of Ned's Bookstores not acquired (see note A)   1,246,436
                                                                          -----------
              Ned's Bookstores net assets acquired in acquisition           2,262,382
            Additional liabilities incurred as a result of acquisition       (151,000)
            Remaining obligation under covenant not to compete               (100,000)
            Deferred tax asset associated with net assets acquired             57,487
                                                                          -----------
                                                                                         2,068,869
                                                                                       -----------
          Excess of purchase price over net assets acquired                              7,967,697
          Covenant not to compete                                                          150,000
                                                                                       -----------
          Goodwill                                                                     $ 7,817,697
                                                                                       ===========

(D)  Adjustment  to eliminate  the  business  activities  occurring  between the
     Company's  wholesale   operations  and  Ned's  Bookstores  and  adjust  for
     receivables not assumed in the acquisition.

          Elimination of intercompany receivables             $   (200,504)
          Adjustment for receivables not acquired (see note A)    (996,681)
                                                              ------------
                                                              $ (1,197,185)
                                                              ============


(E) Adjustment to eliminate the business activities occurring between the Company's wholesale operations and Ned's Bookstores, record additional liabilities incurred as a result of the acquisition, and adjust for liabilities not assumed in the acquisition.

          Elimination of intercompany payables (see note D) $ (200,504) Additional liabilities incurred as a result
            of acquisition (see note C)                               151,000
          Adjustment for liabilities not acquired (see note A)     (3,990,113)
                                                                 -------------
                                                                 $ (4,039,617)
                                                                 =============

     Accounts payable were assumed only to the extent that current assets acquired exceeded Ned's Bookstores' average working capital of $1.9 million. Liabilities not acquired were determined as follows:

          Current assets acquired:
            Inventory                                            $  3,337,354
            Prepaid expenses                                           32,311
                                                                 ------------
                                                                    3,369,665
          Less average working capital                             (1,900,000)
                                                                 ------------
          Accounts payable assumed                                  1,469,665
          Less total accounts payable                              (5,459,778)
                                                                 ------------
          Liabilities not acquired                               $ (3,990,113)
                                                                 ============


(F) Adjustment to record additional borrowings under the revolving credit facility which, in conjunction with the capital contribution from NBC, were utilized to fund the acquisition. Such borrowings are comprised of the following components:

          Purchase price of Ned's Bookstores (see note C)        $ 10,036,566
          Proceeds from NBC capital contribution                   (4,612,988)
                                                                 ------------
          Additional borrowings under revolving credit facility  $  5,423,578
                                                                 ============


(G)  Adjustment to eliminate Ned's Bookstores common stock of $6,000.

(H) Adjustment to eliminate Ned's Bookstores additional paid-in capital and record the proceeds from NBC's capital contribution.

          Proceeds from NBC capital contribution (see note F)     $ 4,612,988
          Elimination of Ned's Bookstores additional
            paid-in capital                                           (60,168)
                                                                  -----------
                                                                  $ 4,552,820
                                                                  ===========


(I) Adjustment to eliminate Ned's Bookstores notes receivable from stockholders of $443,333.

(J)  Adjustment to eliminate Ned's Bookstores retained earnings of $1,393,111.

(K) Adjustment to record obligation on $150,000 covenant not to compete agreement established with Ned's Bookstores' principal accounting officer at the time of acquisition. The remaining $50,000 of such obligation was paid at closing.

NEBRASKA BOOK COMPANY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED SEPTEMBER 30, 1999
---------------------------------------------------------------------------------------------------------------------

                                           Nebraska
                                             Book            Ned's        Pro Forma
                                          Company, Inc.   Bookstores     Adjustments        Pro Forma
                                         --------------  ------------   ------------     -------------
REVENUES, net of returns                 $ 145,867,868   $ 10,528,845  $  (167,259) (A)  $ 156,229,454

COSTS OF SALES                              89,914,694      6,775,988     (175,768) (A)     96,514,914
                                         -------------   ------------   ----------       -------------

            Gross profit                    55,953,174      3,752,857        8,509          59,714,540

OPERATING EXPENSES:
    Selling, general and administrative     30,820,884      2,326,074      (87,027) (B)     33,059,931
    Depreciation                             1,277,296         25,202          -             1,302,498
    Amortization                             4,195,592            -      1,327,949  (C)      5,523,541

                                         -------------   ------------   ----------       -------------
                                            36,293,772      2,351,276    1,240,922          39,885,970
                                         -------------   ------------   ----------       -------------

INCOME  FROM OPERATIONS                     19,659,402      1,401,581   (1,232,413)         19,828,570

OTHER EXPENSES (INCOME):
    Interest expense                         9,115,271        120,145       27,919  (D)      9,263,335
    Interest income                            (99,810)           -         49,897  (E)        (49,913)
    Other income                              (534,740)        (6,941)       8,509  (A)       (533,172)
                                         -------------   ------------   ----------       -------------

                                             8,480,721        113,204       86,325           8,680,250
                                         -------------   ------------   ----------       -------------

INCOME BEFORE INCOME TAXES                  11,178,681      1,288,377   (1,318,738)         11,148,320

INCOME TAX EXPENSE                           5,290,317            -        (11,537) (F)      5,278,780
                                         -------------   ------------   ----------       -------------

NET INCOME                               $   5,888,364   $  1,288,377  $(1,307,201)      $   5,869,540
                                         =============   ============   ==========       =============



See notes to unaudited pro forma combined statement of operations.

NEBRASKA BOOK COMPANY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 1999
------------------------------------------------------------------------------------------------------------------------

                                            Nebraska
                                              Book          Ned's        Pro Forma
                                          Company, Inc.  Bookstores     Adjustments        Pro Forma
                                        --------------- -------------- -------------     --------------
REVENUES, net of returns                 $ 241,120,287   $ 18,328,554    $ (356,835)(A)  $ 259,092,006

COSTS OF SALES                             153,436,111     12,371,954      (374,609)(A)    165,433,456
                                         -------------   ------------    ----------      -------------

            Gross profit                    87,684,176      5,956,600        17,774         93,658,550

OPERATING EXPENSES:
    Selling, general and administrative     57,337,985      4,954,425      (443,849)(B)     61,848,561
    Depreciation                             2,750,085        103,488           -            2,853,573
    Amortization                             9,186,708            -       2,655,899 (C)     11,842,607

                                         -------------   ------------    ----------      -------------
                                            69,274,778      5,057,913     2,212,050         76,544,741
                                         -------------   ------------    ----------      -------------

INCOME  FROM OPERATIONS                     18,409,398        898,687    (2,194,276)        17,113,809

OTHER EXPENSES (INCOME):
    Interest expense                        17,743,186        177,119       135,279 (D)     18,055,584
    Interest income                           (329,822)           -          97,624 (E)       (232,198)
    Other income                            (1,125,155)       (15,873)       17,774 (A)     (1,123,254)
                                         -------------   ------------    ----------      -------------

                                            16,288,209        161,246       250,677         16,700,132
                                         -------------   ------------    ----------      -------------

INCOME BEFORE INCOME TAXES                   2,121,189        737,441    (2,444,953)           413,677

INCOME TAX EXPENSE                           3,146,651            -        (648,854)(F)      2,497,797
                                         -------------   ------------    ----------      -------------

NET INCOME (LOSS)                        $  (1,025,462)  $    737,441   $(1,796,099)     $  (2,084,120)
                                         =============   ============    ==========      =============



See notes to unaudited pro forma combined statement of operations.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


(A) Adjustment to eliminate the business activities occurring between the Company's wholesale operations and Ned's Bookstores.

                                               Six months             Year
                                                 ended                ended
                                           September 30, 1999    March 31, 1999
                                           ------------------   ---------------
          Commission income                   $   8,509           $  17,774
          Wholesale revenues from book sales    167,259             356,835
                                              ---------           ---------
                                              $ 175,768           $ 374,609
                                              =========           =========


(B) Adjustment to reflect saving the salary and benefit costs of the former Ned's Bookstores' shareholders who were no longer employed following the acquisition.

(C) Adjustment to record amortization on the excess of purchase price over net assets acquired utilizing a three-year amortization period.

(D)  Adjustment  to  eliminate  interest  costs  associated  with  debt of Ned's
     Bookstores which was not assumed by the Company and to record interest costs associated with the utilization of the Company's revolving credit facility to finance a portion of the acquisition. Interest expense under the revolving credit facility was calculated utilizing a 9.1% and 9.6% interest rate (average interest rate under the revolving credit facility for the six months ended September 30, 1999 and the year ended March 31, 1999, respectively) and assuming that the Company utilized the revolving credit facility approximately 60% of the year.

                                                Six months             Year
                                                  ended               ended
                                            September 30, 1999    March 31, 1999
                                            ------------------   ---------------
          Ned's Bookstores interest expense     $ (120,145)        $(177,119)
          Additional revolving credit
            facility interest expense              148,064           312,398
                                                ----------         ---------
                                                $   27,919         $ 135,279
                                                ==========         =========

(E) Adjustment to reduce interest income as a result of cash utilized to repay the additional revolving credit facility indebtedness resulting from financing the acquisition. The reduction in interest income was calculated utilizing a 4.6% and 4.5% interest rate (average interest rate earned on the Company's short-term investment account for the six months ended September 30, 1999 and the year ended March 31, 1999, respectively) and assuming that the Company was out of the revolving credit facility approximately 40% of the year.

(F) Adjustment to reflect the effect of pro forma adjustments on taxable income and to record income tax expense for Ned's Bookstores at an assumed effective tax rate of 38% (based on statutory rate).

                                                 Six months          Year
                                                   ended             ended
                                             September 30, 1999  March 31, 1999
                                             ------------------  --------------
          Ned's Bookstores income tax expense   $ 489,583         $ 280,228
          Effect of adjustments on
            income tax expense                   (501,120)         (929,082)
                                                ---------         ---------
                                                $ (11,537)        $(648,854)
                                                =========         =========

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in the City of Lincoln, Nebraska, on January 25, 2000.


                                        NEBRASKA BOOK COMPANY, INC.


                                        /s/  Mark W. Oppegard
                                        ------------------------------------
                                        Mark W. Oppegard
                                        President, Chief Executive Officer
                                        and Director



                                        /s/  Alan G. Siemek
                                        ------------------------------------
                                        Alan G. Siemek
                                        Treasurer, Chief Financial Officer and
                                        Assistant Secretary